SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment (this "Amendment ") to that certain Employment Agreement by and between Syniverse Corporation, a Delaware corporation ("Syniverse" and, together with any Subsidiaries and Affiliates as may employ Executive from time to time, and any successor(s) thereto, the "Company") and Robert Reich ("Executive") dated March 19, 2015, and amended on May 20, 2015 (the "Employment Agreement") is entered into this 31st day of August, 2015 (the "Effective Date of this Amendment"). Unless otherwise specified herein, all capitalized terms used herein shall have the same meaning given to them in the Employment Agreement.

WHEREAS, the Company and Executive are parties to the Employment Agreement; and

WHEREAS,each of the Company and Executive wish to amend the Employment Agreement as herein provided.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive hereby agree to amend the Employment Agreement as follows:

1.    Amendment to Employment Agreement.

Section 3(e) is hereby amended and restated in its entirety as follows:

"(e)    The Company shall reimburse Executive for all reasonable, documented, out-of- pocket Relocation Costs incurred by Executive in connection with Executive's relocation from Honolulu, Hawaii to Tampa, Florida, up to an aggregate amount equal to $10,000. In addition, the Company shall pay Executive upon request a one-time gross lump sum relocation bonus in the amount of $150,000 as an incentive for Executive to relocate to Tampa ("Relocation Bonus"). If Executive voluntarily resigns from his employment with the Company without Good Reason or if Executive's employment with the Company is terminated for Cause in accordance with this Agreement within twelve months from the Effective Date of this Amendment, Executive shall reimburse the Company for the Relocation Bonus on a pro-rata basis."

2.    No Other Amendment. Except as expressly set forth in this Amendment, the Employment Agreement shall remain unchanged and shall continue in full force and effect according to its terms.

3.    Acknowledgment. Executive acknowledges and agrees that he has carefully read this Amendment in its entirety, fully understands and agrees to its terms and provisions and intends and agrees that it be final and legally binding on Executive and the Company.

4.    Governing Law; Counterparts. All issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment to the Stock Option Agreement and Grant Notice as of the day and year first above written.

SYNIVERSE CORPORATION

By: /s/ Stephen C. Gray
Stephen C. Gray
President and CEO

Executive

By: /s/ Robert F. Reich
Robert F. Reich